FOR IMMEDIATE RELEASE Exhibit 99.1
Press Release AIG 175 Water Street New York, NY 10038 www.aig.com	Contacts: Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com Samantha Ebinger (Media): 212-770-8433; samantha.ebinger@aig.com

AIG ANNOUNCES CHANGES TO ITS ORGANIZATIONAL STRUCTURE

NEW YORK, September 25, 2017 – American International Group, Inc. (NYSE: AIG) announced today that it is planning to make changes to its organizational structure.

Brian Duperreault, AIG’s President and Chief Executive Officer, said: “These changes are designed to best position AIG for the future, as a growing, profitable leader in the insurance industry that is famous for its underwriting excellence. We believe this structure will maximize our global platform by empowering our local geographies, and provide our businesses with the greatest competitive advantage and ability to serve our clients.”

The company will no longer have Commercial and Consumer segments, and will transition to: General Insurance, led by Peter Zaffino, as CEO; Life & Retirement, led by Kevin Hogan, CEO; and a stand-alone, technology-enabled platform, led by Seraina Macia, CEO.

General Insurance and Life & Retirement will each have distinct business units that reflect how business is marketed and underwritten. General Insurance will include Commercial, Personal Insurance, and U.S. and international field operations. Life & Retirement will include Group Retirement, Individual Retirement, Life, and Institutional Markets.

The company expects that its year-end financial reporting will reflect the new structure. AIG also intends to align its incentive and performance management systems accordingly.

As a result of the structure changes, Rob Schimek, CEO of Commercial, will be leaving the company at the end of October to pursue other interests.

Mr. Duperreault said, “I would like to thank Rob for his many contributions to AIG over his 12 years with the company. He has been a valued member of the leadership team, and a great colleague and friend to many. We wish him all the very best with his next endeavor.”

FOR IMMEDIATE RELEASE

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Certain statements in this press release constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results contemplated by these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

American International Group, Inc. (AIG) is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG’s core businesses include Commercial Insurance and Consumer Insurance, as well as Other Operations. Commercial Insurance comprises two modules – Liability and Financial Lines, and Property and Special Risks. Consumer Insurance comprises four modules – Individual Retirement, Group Retirement, Life Insurance and Personal Insurance. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.